EXHIBIT 10.7

                              CONSULTING AGREEMENT
                           DATED JANUARY 1, 2004 WITH
                                LEONARD COLT DBA
                            PEGASUS MARKETING & SALES


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                           Pegasus Marketing & Sales

                                 10 Meadow Lane
                       Little Compton Rhode Island 02837
              401-635-0149 lencolt@earthlink.net Fax 401-635-0156

                              Consulting Agreement

Agreement between Leonard Colt DBA Pegasus Marketing & Sales and Garden Connections Inc.

Whereas Pegasus Marketing will assist Garden Connections In all phases of the business from administrative to sales and marketing that will contribute to the growth of Garden Connections. It will work under the Supervision of Sam Jeffries, President and Steve McCarthy, Vice President.

Compensation will be $1250 per month and the reimbursement of expenses incurred at Trade shows etc plus other expenses that are agreed to by both parties

This agreement can be terminated on one month notice By either party or a mutually agreed time based on circumstances.

This agreement will be reviewed on a yearly basis or when It is warranted due to the development of the Business

Signed and effective the first of January 2004

Leonard Colt                             Garden Connections Inc.
DBA Pegasus Marketing & Sales

By /s/ illegible                         By /s/ illegible
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